Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
of IAS Energy, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 26, 1996 (File No. 333-08937); the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 2, 1996 (File No. 333-13277); the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 23, 1997 (File No. 333-25713); the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 21, 2007 (File No. 333-145607); the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 16, 2007 (File No. 333-147454), of our report dated August 13, 2009, relating to the consolidated financial statements as of April 30, 2009 and for the year then ended.

/s/ Malone & Bailey, PC
Houston, Texas
www.malone-bailey.com

September 14, 2009